UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2011

Marshall Edwards, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 101, San Diego, California 92130

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 792-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 17, 2011, Marshall Edwards, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Ironridge Global Biopharma, a division of Ironridge Global IV, Ltd., a British Virgin Islands business company (“Ironridge”), pursuant to which the Company has agreed to issue and sell to Ironridge up to (i) $1,001,700 of the Company’s common stock, par value $0.00000002 per share (the “Common Shares”), and (ii) $742,000 of the Company’s newly designated Series B preferred stock, $0.01 par value, at a purchase price of $1,000 per share (the “Series B Preferred Shares”, and together with the Common Shares, the “Shares”). The Shares will be offered and sold pursuant to a prospectus supplement to be filed with the Securities and Exchange Commission in connection with the Company’s shelf registration statement on Form S-3 (File No. 333-149807), which became effective on April 3, 2008. The Company’s common stock trades on the Nasdaq Capital Market under the symbol “MSHL.” The Company intends to use the proceeds from this transaction primarily to fund the further development of its lead product candidate, NV-143, including the remaining pre-clinical studies required to initiate a Phase I clinical trial later this year.

The Shares will be issued and sold in installments. Each installment of Common Shares will be issued and the corresponding purchase price will become due and payable upon the Company’s delivery to Ironridge of a notice (“Notice”) setting forth the amount of Common Shares, up to an aggregate amount of $1,001,700, as to which the Company is exercising its right to require Ironridge to purchase, at a price per share equal to the closing price of the Company’s common stock reported on the Nasdaq Capital Market on the trading day immediately preceding the day on which the Notice is delivered. Ironridge may pay the purchase price for the Common Shares, at its option, either (1) in cash by wire transfer on the day on which the Notice is delivered by the Company, or (2) by issuing and delivering to the Company a secured, full-recourse promissory note, in each case in the amount of the purchase obligation set forth in the applicable Notice. Each such promissory note would bear interest at a rate of 2% per annum, payable annually on each anniversary date of the issuance date of such promissory note, provided that failure to pay interest when due, other than on the maturity date, will not constitute an event of default under the promissory note. Each promissory note will mature, and all principal and other amounts payable under the note will become due, on the fifth anniversary of the issuance date of such promissory note. Ironridge’s payment obligations under any such promissory note will be secured by collateral consisting of any Series B Preferred Shares issued to and held by Ironridge and certain freely tradable securities owned by Ironridge having a fair market value at least equal to the principal amount of such promissory note.

On the date that is twenty (20) trading days (or, if the amount of the purchase obligation set forth in the Notice is less than $501,000, ten (10) trading days) following, but not including, the date on which the Company delivers a Notice to Ironridge, the Company will issue and Ironridge will pay for a pro rata portion of the $742,000 of Series B Preferred Shares. Ironridge will pay the $1,000 per share purchase price for the Series B Preferred Shares in cash. Ironridge’s obligation to purchase Series B Preferred Shares is subject to certain customary closing conditions, including the accuracy of the Company’s representations and warranties, and that the trading price of the Company’s common stock has not fallen below 75% of the closing price of the Company’s common stock on the trading day immediately preceding the date on which the applicable Notice was delivered by the Company.

The Company has agreed to pay Ironridge a commitment fee equal to 2% of the purchase price of the Series B Preferred Shares, which commitment fee will be payable, at the Company’s option, either in cash on the date of execution of the Agreement, or as a reduction of the purchase price for the first installment of Series B Preferred Shares.

Description of Series B Preferred Shares

Following is a summary of the terms of the Series B Preferred Shares:

Rank

When and if issued, all shares of the Series B Preferred Shares will, with respect to dividend rights and rights upon the Company’s liquidation, dissolution or winding up, rank: (a) senior with respect to dividends and on a parity in right of liquidation with the Company’s common stock, (b) on a parity with respect to dividends and junior in right of liquidation with respect to any other class or series of preferred stock of the Company, and (c) junior to all existing and future indebtedness of the Company.

Dividends

Holders of the Series B Preferred Shares will be entitled to receive a non-cash dividend equal to 10% per annum, payable in additional shares of Series B Preferred Shares. While the Series B Preferred Shares are outstanding, (i) no dividends or other distributions will be paid, declared or set apart with respect to any of the Company’s common stock, and (ii) the Company’s common stock will not be redeemed.

Redemption

Anytime prior to the fourth anniversary of the date of the initial issuance of Series B Preferred Shares (the “Initial Issuance Date”), the Company will have the right, at its option, to redeem all or a portion of the Series B Preferred Shares at a price per share equal to (a) 135% of the amount equal to $1,000 plus any accrued but unpaid dividends thereon (the “Series B Liquidation Value”) if redeemed prior to the first anniversary of the Initial Issuance Date, (b) 126% of the Series B Liquidation Value if redeemed on or after the first anniversary but prior to the second anniversary of the Initial Issuance Date, (c) 117% of the Series B Liquidation Value if redeemed on or after the second anniversary but prior to the third anniversary of the Initial Issuance Date, and (d) 108% of the Series B Liquidation Value if redeemed on or after the third anniversary but prior to the fourth anniversary of the Initial Issuance Date

Upon or after the fourth anniversary of the Initial Issuance Date, the Company will have the right, at its option, to redeem all or a portion of the Series B Preferred Shares at a price per share equal to $1,000 plus any accrued but unpaid dividends.

The Company will pay any redemption price of any Series B Preferred Shares, at the Company’s option, either (a) in cash, or (b) by offset against any outstanding promissory note payable from Ironridge to the Company that was issued in connection with the purchase of Common Shares by Ironridge. The cash proceeds of any redemption will also be applied by Ironridge to pay down the accrued interest and outstanding principal amount of any outstanding promissory note.

Liquidation Value

Upon any liquidation, dissolution or winding up of the Company, holders of Series B Preferred Shares will be entitled to be paid out of the assets of the Company, on a parity with holders of the Company’s common stock, an amount equal to $1,000 per share plus any accrued but unpaid dividends thereon.

Voting Rights; Conversion; Transfer

Holders of the Series B Preferred Shares will not have any voting rights. The Series B Preferred Shares will not be convertible into, or exchangeable for, any other property or securities, and will not be transferable except upon the Company’s prior written consent.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, including the form of certificate of designations of preferences, rights and limitations of Series B Preferred attached thereto, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On March 16, 2011, the Company issued a press release announcing the transfer of its common stock to the Nasdaq Capital Market. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Morgan, Lewis & Bockius LLP

10.1	Stock Purchase Agreement, dated as of March 17, 2011, by and between Marshall Edwards, Inc. and Ironridge Global Biopharma, a division of Ironridge Global IV, Ltd., including the form of certificate of designations of preferences, rights and limitations of Series B Preferred Shares.

23.1	Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1 above)

99.1	Press release, dated March 16, 2011, relating to the transfer of the Company’s common stock to the Nasdaq Capital Market.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSHALL EDWARDS, INC.

By:	/s/ Daniel P. Gold
Daniel P. Gold
Chief Executive Officer

Dated: March 17, 2011

Exhibit Index

Exhibit No.	Description

5.1	Opinion of Morgan, Lewis & Bockius LLP

10.1	Stock Purchase Agreement, dated as of March 17, 2011, by and between Marshall Edwards, Inc. and Ironridge Global Biopharma, a division of Ironridge Global IV, Ltd., including the form of certificate of designations of preferences, rights and limitations of Series B Preferred Shares.

23.1	Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1 above)

99.1	Press release, dated March 16, 2011, relating to the transfer of the Company’s common stock to the Nasdaq Capital Market.